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                                                                   EXHIBIT 10.17

                                                                       Execution

                               SUBLEASE AGREEMENT

                                     BETWEEN

                                675 OWNERSHIP LLC

                                       AND

                              BILL GROSS' IDEALAB!,
                            A CALIFORNIA CORPORATION

                            DATED: DECEMBER 23, 1999

PREMISES:         675 SIXTH AVENUE
                  NEW YORK, NEW YORK

LEASE:            THE FIFTH FLOOR AND A PORTION OF THE BASEMENT

EXHIBITS:         A - FIFTH FLOOR PLAN
                  B - LANDLORD'S WORK
                  C - CERTIFICATE OF OCCUPANCY
                  D - BASEMENT PLAN
                  E - FOURTH FLOOR PLAN
                  F - ADDITIONAL BASEMENT PLAN


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article  1        Rent . . . . . . . . . . . . . . . . . .
Article  2        Commencement of Term . . . . . . . . . .
Article  3        Adjustments of Rent  . . . . . . . . . .
Article  4        Electricity  . . . . . . . . . . . . . .
Article  5        Use. . . . . . . . . . . . . . . . . . .
Article  6        Alterations and Installations. . . . . .
Article  7        Repairs. . . . . . . . . . . . . . . . .
Article  8        Requirements of Law. . . . . . . . . . .
Article  9        Insurance, Loss, Reimbursement,
                       Liability . . . . . . . . . . . . .
Article  10       Damage by Fire or Other Cause. . . . . .
Article  11       Assignment, Mortgaging, Subletting,
                       Etc.  . . . . . . . . . . . . . . .
Article  12       Certificate of Occupancy . . . . . . . .
Article  13       Adjacent Excavation - Shoring  . . . . .
Article  14       Condemnation . . . . . . . . . . . . . .
Article  15       Access to Demised Premises; Changes  . .
Article  16       Conditions of Limitation . . . . . . . .
Article  17       Re-entry by Landlord, Injunction . . . .
Article  18       Damages. . . . . . . . . . . . . . . . .
Article  19       Landlord's Right to Perform Tenant's
                       Obligations . . . . . . . . . . . .
Article  20       Quiet Enjoyment. . . . . . . . . . . . .
Article  21       Services and Equipment . . . . . . . . .
Article  22       Definitions. . . . . . . . . . . . . . .
Article  23       Invalidity of any Provision. . . . . . .
Article  24       Brokerage. . . . . . . . . . . . . . . .
Article  25       Subordination. . . . . . . . . . . . . .
Article  26       Certificate of Tenant. . . . . . . . . .
Article  27       Legal Proceedings, Waiver of Jury Trial.
Article  28       Surrender of Premises. . . . . . . . . .
Article  29       Rules and Regulations. . . . . . . . . .
Article  30       Consents and Approvals . . . . . . . . .
Article  31       Notices. . . . . . . . . . . . . . . . .
Article  32       No Waiver. . . . . . . . . . . . . . . .
Article  33       Captions . . . . . . . . . . . . . . . .
Article  34       Inability to Perform . . . . . . . . . .
Article  35       No Representations . . . . . . . . . . .


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Article  36       Intentionally Omitted. . . . . . . . . .
Article  37       Arbitration. . . . . . . . . . . . . . .
Article  38       Indemnity. . . . . . . . . . . . . . . .
Article  39       Memorandum of Lease. . . . . . . . . . .
Article  40       Signs  . . . . . . . . . . . . . . . . .
Article  41       Additional Space . . . . . . . . . . . .
Article  42       Renewal Option . . . . . . . . . . . . .
Article  43       Intentionally Omitted. . . . . . . . . .
Article  44       Miscellaneous. . . . . . . . . . . . . .

     SUBLEASE AGREEMENT made as of this 23 day of December, 1999, between 675 Ownership LLC, having an office at 675 Avenue of the Americas, New York, New York 10010 (hereinafter referred to as "Landlord") and Bill Gross' idealab!, a California Corporation, having an office at 130 West Union Street, Pasadena California 91103 (hereinafter referred to as "Tenant").

                                  WITNESSETH:

     WHEREAS, by lease dated August 29, 1984 (hereinafter called the "Over Lease"), AVEMER ASSOCIATES (hereinafter called "Over Landlord") leased to Landlord's predecessor, the building (the "Building") and premises known as 675 Sixth Avenue, New York, New York (the "Premises") (a true and complete copy of the "Over Lease", with certain deletions as to economic matters, has previously been exhibited to Tenant); and

     WHEREAS, Tenant desires to hire from Landlord and Landlord desires to sublet to Tenant a portion of the Premises covered by the Over Lease;

     Landlord hereby leases and Tenant hereby rents from Landlord the entire fifth floor at the Building as shown on the plan annexed hereto as Exhibit A (the "demised premises"), for a term (the "Term") commencing on the "Commencement Date" and ending on the "Expiration Date" (as said terms are defined in Article 2 hereof) unless the Term shall sooner cease and terminate as hereinafter provided, and Tenant hereby rents from Landlord (as of the date specified in Article 41 hereof), a portion of the basement at the Building, in accordance with Article 41 hereof.

     The parties hereby covenant and agree as follows:

                                    ARTICLE 1

                                      RENT

     1.01. A. Tenant agrees to pay to Landlord a fixed annual rent (the "fixed annual rent") as follows:

YEAR                                FIXED ANNUAL RENT        MONTHLY INSTALLMENT
----                                -----------------        -------------------
April 1, 2000 to May 31, 2000       $          -0-           $            -0-
June 1, 2000 to May 31, 2005             1,945,000                    162,083
June 1, 2005 to May 31, 2010             2,150,000                    179,167
June 1, 2010 to May 31, 2015             2,300,000                    191,667


           B. In lieu of operating expense escalations, the fixed annual rent shall be increased, on June 1, 2001, by $48,125.00 ($4,010.00 per month), and on each June 1 thereafter


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during the Term, in addition to the regular "step-up increases" set forth in A.
above, by an amount equal to 2.5% of the fixed annual rent, as escalated by the provision of this sentence, for the immediately preceding twelve month period. For example, the fixed annual rent shall be increased on June 1, 2003, by 2.5% of the fixed annual rent payable for the period June 1, 2002 to May 31, 2003, as previously escalated by the provisions of this Section 1.01(B).

           C. All monthly installments of fixed annual rent shall be paid in advance on the first day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such deductions as are specifically referred to in Articles 10 and 14 hereof. The first full month's installment of fixed annual rent (which shall be applied against the first payment of fixed annual rent) shall be paid by Tenant to Landlord upon the execution of this Lease. The payment of fixed annual rent shall commence on the Rent Commencement Date. Should the Commencement Date fall on any day other than the first of a month, then the fixed annual rent for such month shall be prorated on a per diem basis.

     1.02. Tenant shall pay the fixed annual rent and all additional rent payable hereunder in lawful money of the United States by check (subject to collection) drawn to Landlord's order on a bank which is a member of the New York Clearinghouse Association or a successor thereto. All sums, other than fixed annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable on demand unless other payment dates are hereinafter provided. Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

     1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of seven days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent. The provisions of this Section 1.03 are in addition to all other remedies available to Landlord for nonpayment of fixed annual rent or additional rent.


     1.04. If any of the fixed annual rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may request to permit Landlord to collect the maximum rents which from time to time during the continuance of such Legal Requirement may be legally permissible and not in excess of the amounts reserved therefor under this Lease. Upon the termination of such Legal Requirement, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to


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the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such Legal Requirement less
(ii) the rents paid by Tenant during the period such Legal Requirement was in effect.

                                    ARTICLE 2

                              COMMENCEMENT OF TERM

     2.01. (a) The "Commencement Date" of the Term shall be the later of
(i)April 1, 2000; or (ii) the date on which Landlord delivers the demised premises to Tenant vacant, broom clean, free of tenancies and with Landlord's Work (as hereafter defined), substantially completed.

           (b) The "Rent Commencement Date" shall be two months after the Commencement Date.

           (c) The "Expiration Date" of the Term shall be the day before the 15th anniversary of the Commencement Date.

     For purposes of this Lease, a "lease year" shall mean each twelve month period commencing on the Commencement Date and each anniversary thereof.

     2.02. Landlord shall deliver the demised premises to Tenant on the Commencement Date, vacant, broom clean and free of rights of tenants and occupants. Landlord shall perform only the work set forth on EXHIBIT B annexed hereto (hereinafter referred to as "Landlord's Work"). Except for the Landlord's Work, Landlord shall not be required to perform any work or expend any services to prepare the demised premises or the Building for Tenant's occupancy. All other installations, materials and work which may be required by Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's occupancy shall be done by Tenant at Tenant's expense and are hereinafter called "Tenant's Extra Work". All Tenant's Extra Work shall be subject to, and conform with, the provisions of this Lease, including, but not limited to, Article 6. Landlord shall reimburse Tenant for the cost of certain of Tenant's Extra Work, as set forth in Section 6.09.

                                    ARTICLE 3

                               ADJUSTMENTS OF RENT

     3.01. A. For purposes hereof, the following definitions shall apply:

              (a) The term "Base Tax" shall mean the Taxes actually payable with respect to the Premises for the July 1, 2000 through June 30, 2001 Tax Year. Landlord represents


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that there are no tax abatements currently in effect which affect the Base Tax.

              (b) The term "Tax Year" shall mean each period of twelve months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

              (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, governmental levies, municipal taxes, county taxes, business improvement district, or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Premises and the sidewalks, plazas or streets adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Premises under the laws of the United States, the City or State of New York, or any political subdivision thereof, and (ii) any reasonable expenses incurred by Landlord, including payments to attorneys and appraisers, in contesting any of the items set forth in clause (i) of this sentence, or the assessed valuations of all or any part of the Premises. If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord and/or the Premises, in addition to and similar to the types of taxes included in Taxes, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". "Taxes" shall not include income, franchise, inheritance, estate, succession, profit, revenue, gains, gift, mortgage, capital levy, transfer or similar such taxes imposed upon Landlord.

              (d) The term "Tenant's Tax Share" shall mean 16.66%. (Tenant occupies one of the six floors in the Building, with no allocation for the basement space).

              (e) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or calendar year, as the case may be, or for some portion thereof pursuant to this Article 3, which shall be accompanied with a copy of the most recent available tax bill(s) from the applicable municipal authority.


           B. Tenant shall pay to Landlord as additional rent for each Tax Year a sum equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year exceed the Base Tax (hereinafter referred to as "Tenant's Tax Payment"). Landlord shall furnish to Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment for such Tax Year. Tenant's Tax Payment shall be due and payable as follows: two semi-annual installments, in advance, on the first day of each June and December of each calendar year. If an annual Escalation Statement is furnished to Tenant after the commencement of the Tax Year to which it relates, then (a) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the


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last Escalation Statement rendered to Tenant with respect to Taxes and (b)
Tenant shall, within 10 days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.01 the amount of such overpayment. If this Lease shall have theretofore expired, Landlord shall make such payment directly to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee or to the Over Landlord) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee or Over Landlord. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

           C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this
Section 3.01, Tenant's Tax Share of the refund, but not in excess of Tenant's Tax Payment paid for such Tax Year. If the Term has expired, Landlord will promptly make such payment to Tenant directly.

     3.02. INTENTIONALLY OMITTED.

     3.03. Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax hereafter in effect, which Landlord is required to pay with respect to the demised premises or this Lease, unless such tax is specifically excluded from Taxes pursuant to the last sentence of Section 3.01(c).

     3.04. If the Commencement Date shall be other than the first day of a Tax Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then Tenant's Tax Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year in which the Term expires to be prepared and furnished to Tenant.

     3.05. In no event shall the fixed annual rent ever be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term.


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     3.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Lease Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Lease Year.

     3.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 20 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within 45 days after the giving of such notice by Tenant, may be submitted to arbitration by either party pursuant to Article 37 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

                                    ARTICLE 4

                                   ELECTRICITY

     4.01. For the period commencing on the Commencement Date, Tenant covenants and agrees to pay directly to the utility company supplying electric current for the demised premises the amounts due for such electric current consumed, including by use of the hvac system serving the demised premises, as indicated by meter(s) measuring Tenant's consumption thereof. As of the Rent Commencement Date, meters measuring only the electrical consumption utilized on the fifth floor shall be installed at the Building and the demised premises shall be serviced with electrical energy.

     4.02. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, may be installed by Tenant at the sole cost and expense of Tenant, if in Landlord's sole and reasonable judgment the same are necessary and will not cause permanent damage or injury to the Premises or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

     4.03. Intentionally Omitted.

     4.04. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises which capacity shall satisfy the provisions of Section 4.08 hereof. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities serving the demised premises (to the extent same are outside of the demised premises) without the prior consent of Landlord in each instance. Should Landlord grant any such


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

consent, all additional risers or other equipment required therefor shall be installed by Tenant and the cost thereof shall be paid by Tenant.

     4.05. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Premises with electricity or for any other reason whatsoever.

     4.06. Tenant covenants and agrees that at no time will the connected electrical load in the demised premises exceed 8 watts per usable square foot (excluding hvac), unless otherwise specifically consented to by Landlord.

     4.07 Landlord shall make available for exclusive use by Tenant, without charge, up to 20% of available space for riser installations. All such installations shall be performed at Tenant's sole cost and expense and otherwise in accordance with this Lease.

                                    ARTICLE 5

                                       USE

     5.01. The demised premises shall be used as and for executive, administrative and general offices and uses reasonably ancillary to and incidental to the foregoing, including a kitchen for the service of food only to Tenant's employees and guests, and for no other purpose except as aforesaid.

     5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or of the Over Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises of the Building; and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord's reasonable judgment shall, or tend to, impair or interfere with (because of noise level, traffic or other-wise) (i) the character, reputation or appearance of the Building as a high quality office building, (ii) any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or (iii) the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance or which might overload the risers or feeders servicing the demised premises or other portions of the Building. Landlord shall have the right to require Tenant, at Tenant's expense and to the satisfaction of Landlord, to insulate the demised premises to reduce any noise


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generated therein, and to install curtains or blinds on the inside of windows in the demised premises facing the atrium of the Building.

     5.03 A. Tenant shall not use, play or operate or permit to be used, played or operated any sound making or sound producing device in the demised premises except in such manner and under such conditions as shall prevent any noise from emanating from the demised premises to other areas in the Building or to street areas outside of the Building;

          B. Tenant agrees to prevent waste matter or refuse to accumulate in or about the demised premises and shall keep same in a clean and orderly fashion. Tenant shall arrange for the removal from the demised premises and the Building of all of its refuse and rubbish, at Tenant's sole cost and expense.

          C. Tenant shall not suffer or permit any occupancy or use thereof for any purpose which shall be unlawful, obscene or pornographic.


                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

     6.01. Except as set forth in item 8 below, Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate, so as to minimize interference with the rest of the Building and its tenants.

     Tenant's Extra Work and any future work in the demised premises shall be done solely in accordance with plans and specifications first approved in writing by Landlord, and by the Over Landlord if such consent is required under the provisions of the Over Lease. Landlord will respond to requests for its approval of such plans and specifications within 15 days of Landlord's receipt thereof. Tenant shall reimburse Landlord promptly upon demand for any reasonable costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for such alterations, additions and improvements.

     Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

          1. All work shall be done in a good and workmanlike manner.


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          2.   (a) Any contractor employed by Tenant to perform any work
               permitted by this Lease, and all of its subcontractors shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractors or subcontractors Tenant proposes to use in the demised premises at least thirty (30) days prior to the beginning of work by such contractors or subcontractors, and Landlord shall not unreasonably withhold or delay its consent to such contractors or subcontractors.

               (b) Tenant covenants and agrees to pay to the contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications, unless Tenant has a good faith basis for not making such payment, and further provided that Tenant nonetheless remains in compliance with the provisions of Section 6.02.

          3. All such alterations shall be performed in compliance with all Legal Requirements (as defined in Article 22 hereof) including, without limitation, those imposed by the New York City Building Department, the New York City Fire Department and O.S.H.A.

          4. Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

          6. Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

               (a) worker's compensation insurance covering all persons employed for such work with statutorily required limits; and

               (b) Employer's liability coverage including bodily injury caused by disease with limits of not less than $100,000 per employee;


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               (c) Comprehensive general liability insurance including but not limited to completed operations coverage, products liability coverage, contractual coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming (i) Landlord and Over Landlord, as well as such representatives and consultants of them as Landlord shall reasonably specify (collectively "Landlord's Consultants"), as well as Tenant, as additional insureds, with coverage of not less than $5,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment);

               (d) To the extent commercially available at commercially reasonable rates, Tenant shall require all contractors engaged or employed by the Tenant to indemnify and hold Tenant, Over Landlord, Landlord, and Landlord's Consultants harmless in accordance with the following clauses:

               "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify Landlord, Over Landlord, Tenant, and Landlord's Consultants against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which any and each of them incur because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents or sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of the Landlord, Over Landlord, Landlord's Consultants, and/or Tenant, its or their employees or agents or any other person."

               The contractor's insurance shall specifically insure the foregoing hold harmless provision verbatim.

               (e) Such insurance shall be placed with solvent and responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New York, with a general policy holder's rating of not less than "A" and a financial rating of not less than "Class X" as rated in the most current available "Bests" Insurance Reports or such other comparable publication as may be acceptable to Landlord in the event that "Bests" Insurance Reports ceases to publish such information, and the policies shall provide that they may not be cancelled without 30 days' prior written notice in writing to Landlord.

          7. Movement of all men and materials shall only be done at the direction, the times and in the manner reasonably designated by Landlord.

          8. Subject to compliance with the Over Lease, no improvements estimated to cost more than $100,000 in the aggregate in any calendar year (as reasonably estimated by Landlord's architect or engineer or general contractor) shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, (ii) except after at least 30 days' prior written notice to Landlord and receipt of Landlord's consent thereto as provided in this
               Article 6, and (iii) prior to Tenant delivering to Landlord such letters of credit or other security, if any, as is required under the Over Lease. Notwithstanding the contrary, but subject to compliance with the Over Lease, Tenant may perform non-structural or non-building system work in the demised premises which are estimated to cost less than $100,000, upon notice to, but without the prior approval of or submission of plans to, Landlord.

          9. Tenant shall deliver such performance bonds and completion bonds and shall comply with such other provisions relating to improvements and alterations, as shall be required under the terms of the Over Lease as a condition to the commencement of work on any improvements or alterations.

     6.02. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord or Over Landlord in and to the demised premises. Any mechanic's lien filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within fifteen (15) days after such filing, by payment, filing of the bond required by law or otherwise. Failure to comply with the provisions of this
Section 6.02 shall constitute a material default by Tenant under this Lease entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

     6.03. All alterations, installations, additions and improvements made and installed by Landlord at its expense, including without limitation all work referred to in Article 2 hereof shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term.

     6.04. All Tenant's Extra Work and all alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become the property of the Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term, except that Landlord shall have the right at any time up to two months prior to the expiration of the Term to serve notice upon Tenant that any such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with and to the extent of such request, so as to render the demised premises open and clear "slab to slab", including the repair and restoration of any damage caused by the making of such alterations, installations, additions and improvements and/or the removal thereof ("Building Standard"). Tenant shall not be deemed to have surrendered the demised premises until such work has been completed and until the provisions of Section 6.05 have been complied with, whether by Tenant or by Landlord at Tenant's expense, and Tenant shall continue to pay rent, after the expiration of the Term, at the then fair rental value for the demised premises, and otherwise in accordance with the provisions of this Lease until such completion and compliance and shall be liable for any consequential damages incurred by Landlord as a result of any such holding over after the expiration of the Term.

     6.05. Where furnished by or at the expense of Tenant, all non-structural furniture, furnishings and trade fixtures, including without limitation, murals, machines and equipment, counters, screens, grille work, special panelled doors, cages, partitions, metal railings, closets, panelling, free standing lighting fixtures and equipment, drinking fountains, refrigeration and other food related equipment and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than six (6) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within 90 days after the service of such notice, Landlord shall request Tenant to remove any of said property, Tenant shall at its expense, remove same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

     6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section
6.06 called the "property") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal by

Tenant of the property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

     6.07. Subject to the provisions of this Article 6 Tenant shall, at its sole cost and expense, redecorate the interior of the demised premises at least once during the Term. For purposes hereof, the term "redecorate" shall mean only to repaint or to wallpaper all interior walls in the demised premises and the ceilings thereof, if appropriate, after having first prepared the surfaces thereof by stripping off and priming them as appropriate. All redecoration work shall be done with high-quality materials and where painting is involved, two coats of paint shall be applied.

     6.08. Tenant shall keep records of each of Tenant's alterations, installations, additions and improvements costing in excess of $25,000, and of the cost thereof. Tenant shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

     6.09 Landlord shall reimburse Tenant for any cost in connection with Tenant's Extra Work up to an amount equal to $500,000. Reimbursement by Landlord to Tenant for Tenant's Extra Work shall be made in installments within thirty
(30) days of Tenant making a progress payment to Tenant's contractors (who provide either "hard" or "soft" services), in accordance with the contract documents between Tenant and such contractor, copies of which contract and checks evidencing payment by Tenant shall have been furnished to Landlord, and each such installment shall be in an amount equal to $500,000 multiplied by a fraction, the numerator of which shall be the amount of Tenant's progress payment with respect to which Tenant is being reimbursed and the denominator of which shall be the total reasonably estimated completed cost of Tenant's Extra Work. Alternatively, Tenant may require Landlord to pay Tenant's contractors directly, upon presentation of invoices for work performed, but not more than once per month. Landlord shall retain 10% of each such payment which retainage shall be paid to Tenant only upon completion of Tenant's Extra Work in accordance with the terms of this Lease and upon submission to Landlord of documents reasonably satisfactory to Landlord evidencing that such Tenant's Extra Work has been fully and properly completed, that all amounts due for materials and labor have been paid in full and that all other conditions reasonably imposed by Landlord as a condition to such payment have been satisfied in full.

                                    ARTICLE 7

                                     REPAIRS

     7.01. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the use, act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Except as otherwise provided in
Section 9.05 hereof, all damage or injury to the Building or Premises, including demised premises, and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal by Tenant of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within ten days after rendition of a bill therefor. Subject to Tenant's obligations set forth above, Landlord shall maintain and repair the exterior of the Building and public portions of the Building, all structural elements of the Building, air-conditioning cooling towers on the roof, and all building systems serving the demised premises, including pipes, lines and the like located outside of the demised premises. Landlord shall have no obligation with respect to any items included in Tenant's Extra Work, or constructed or installed in the demised premises by Tenant, or located in the demised premises, or exclusively serving the demised premises.

          The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building, but the foregoing shall not relieve Tenant of any obligation to restore, repair, or replace same in accordance with the immediately preceding paragraph.

     7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

     7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

     7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

     7.05 Landlord shall maintain a code compliant Class E System and shall comply with the American with Disabilities Act, but the foregoing shall apply only to areas outside of the demised premises and shall not require Landlord to take any action with respect to areas outside of the demised premises resulting from the particular use or occupancy of the demised premises by Tenant.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

     8.01. Tenant shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the particular use by Tenant of the demised premises, or arising out of the particular use or occupation thereof by Tenant.

     8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

               (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Premises to lien or sale;

               (b) such non-compliance shall not be in violation of any mortgage, or of the Over Lease or of any ground or underlying lease or any mortgage thereon;

               (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security reasonably satisfactory to Landlord, indemnifying and protecting Landlord or Over Landlord against any loss or injury by reason of such non-compliance; and

               (d) Tenant shall promptly, diligently and continuously prosecute such contest.

               Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                    ARTICLE 9
                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

     9.01. Tenant shall not do or permit to be done any act or thing upon or about the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be if the demised premises were used for executive and general offices; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof.

     9.02. If, as a result of any act or omission by Tenant or violation of this Lease by Tenant, the rate of fire insurance applicable to the Building shall be increased, Tenant shall reimburse Landlord for all increases of Landlord's and other tenants' fire insurance premiums so caused; such reimbursement to be additional rent payable within five days after demand therefor by Landlord. Any disputes under Section 9.02 shall be resolved in accordance with Article 37.

     9.03. Landlord or its agent shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the willful misconduct or gross negligence of Landlord, its agents, servants or employees.

     9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction. Landlord shall not, unless required by any Legal Requirement, authorize the blocking of any window in the demised premises by any sign or obstruction placed on the Building's facade (unless needed for repair, restoration or maintenance of the Building), or permit the windows to be bricked, closed or darkened, to the extent same is under the control of Landlord..

     9.05. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any act, breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of any act of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to compliance with the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant becomes aware of such event.

     9.07. Tenant agrees to look solely to Landlord's interest in the Premises and in the Over Lease, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

     9.08. Each party, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the other party, and the officers, employees, agents and invitees of the other party, for any liability arising out of any loss or damage in or to the demised premises and/or the Building or Premises, its contents and other property owned or controlled by or caused by:

     (i) any peril normally covered under all-risk policies issued in the geographic area in which the Building is located (whether or not such party actually carries such insurance policies), or

     (ii) if the scope of coverage is broader than in (i) above, then any peril actually covered under the insurance maintained by such party.

     This release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its officers, employees, agents or invitees and shall not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason for such deficiency in proceeds. If any additional charge or increase in premium is made by the insurer because of this waiver of subrogation, then the party in whose favor the waiver was obtained shall pay such additional charge or increase in premium; failure to pay the increase in premium will void the release and waiver benefitting such party but shall not affect the benefit of the corresponding release and waiver enjoyed by the other party.

     However, if one party's insurance carrier prohibits waiver of subrogation regardless of premium, then the other party's release and waiver shall become null and void, it being understood that in this instance each waiver is given in consideration for the other.

     Each party covenants that from and after the date possession of the demised premises is delivered to Tenant its insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, it will give the other party not less than thirty (30) days prior written notice of such impending unavailability.

     9.09. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force during the Term naming Landlord and Over Landlord as additional insured parties a comprehensive general liability insurance policy including but not limited to premises operation blanket contractual insurance, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord, Over Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies licensed to do business in the State of New York reasonably satisfactory to Landlord, and shall be in such limits as Landlord may reasonably require. As of the date of this Lease Landlord reasonably requires limits of liability thereunder of not less than $3,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 per occurrence in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects, comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the demised premises is in the amount required pursuant to this Section 9.09. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord a certificate of such insurance, followed within thirty (30) days by a duplicate original of the aforesaid policy. Said policy shall contain an endorsement that such insurance may not be cancelled except upon 30 days' prior notice to Landlord. Such policy shall also have the indemnity clause referred to in Article 38 hereof typed on the policy evidencing that the "hold harmless" clause has been insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section shall not modify, reduce, limit or impair Tenant's obligations and liability under Article 38 hereof.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

     10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense with reasonable dispatch after notice to it of the damage or destruction.

     10.02. If the Building or the demised premises shall be damaged or destroyed by fire or other causes, then unless such fire or damage shall have resulted from the negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees or visitors, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored; provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable, fixed annual rent and additional rents allocable to such portion shall be payable by Tenant from the date of such reoccupancy.

     10.03. If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor reasonably designated by Landlord of more than 50% of the full replacement value of the Building immediately prior to the casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within 120 days after the date of the casualty. In case of any damage or destruction mentioned in this Article 10 which Landlord is required to repair and restore, Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restorations within 15 months after the date of such damage or destruction, or within such period after such date (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

     10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

     10.05. Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the Over Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

     10.06. Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any property of Tenant which shall become the property of Landlord as provided in Article 6 hereof), and, except as provided by law, Landlord shall not be obligated to repair any damage thereto or replace or clear the same, or any other decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense, or Tenant's Extra Work. Tenant shall maintain such fire and casualty insurance as it deems advisable.

     10.07. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     10.08. Landlord shall maintain fire and other casualty insurance on the Building.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     11.01. Except as otherwise expressly provided in this Article 11, Tenant shall not without, in each instance, obtaining the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant for all or part of the demised premises or for an assignee of this Lease. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or such sublease, as the case may be, provided, however, that the foregoing shall not apply to a public offering of Tenant's securities on a recognized national market, or to any transfer of shares which are publically traded, or to a sale of shares to one acquirer, or to the transfer of shares by a share owner in connection with such share owner's estate planning, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease, unless such extension was contained in the sublease previously approved by Landlord, but with a term not beyond the Expiration Date. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Section 11.01.

     11.02. The provisions of clauses (a), (b) and (d) of Section 11.01 and the provisions of Sections 11.05 and 11.06(e) hereof shall not apply to (and Landlord's consent shall not be required for, but notice shall nonetheless be given to Landlord), transactions entered into by Tenant with a Tenant Affiliate. "Tenant Affiliate" shall mean (i) an entity into which the Tenant is merged or consolidated or to which Tenant sells substantially all its assets, provided such merger, consolidation or asset sale results in the successor entity being fully liable under this Lease and such successor entity having a net worth at least equal to or in excess of the net worth of Tenant as of the date hereof;
(ii) an entity which controls, is controlled by or is under common control with Tenant (the term "control" meaning ownership of not less than 25% of the outstanding voting interests of such entity); or (iii) a partnership in which and for so long as Tenant or a Tenant Affiliate shall be a general partner and of which Tenant (or one or more Tenant Affiliates) shall own not less than 25% of the legal equitable interest.

     11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to Section 11.02, shall not be effective unless and until (a) the assignee of the Lease shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02(i), Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in Section 11.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by the Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section
11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

     11.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises, and shall respond to any request for such consent within 30 days of receipt of such request, provided:

               (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and a term sheet setting forth the proposed terms and conditions of such subletting or assignment, as applicable;

               (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord, and in all events with a net worth in excess of $150,000,000 per floor, or part thereof, occupied by such subtenant or assignee.

               (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building;

               (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building, during the 12 months immediately preceding Tenant's request for Landlord's consent, but only if Landlord then has vacant space in the Building available for rental, or becoming available within the next 12 months;

               (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

               (f) Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises or to allow same to be used by others, without the consent of

Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder, and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

               (g) Tenant, together with requesting Landlord's consent hereunder, shall have paid Landlord any reasonable costs incurred by Landlord to review the requested consent including any reasonable attorneys' fees incurred by Landlord;

               (h) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

               (i) Tenant shall have given Landlord not less than 30 days prior notice of its intention to offer to sublet more than 50% of the demised premises for more than 75% of the remainder of the Term, or assign this Lease, and shall first offer the space on the same terms to any existing tenant in the Building if so requested by Landlord within 30 days after receipt of Tenant's notice. If Tenant enters into such an assignment or sublet with an existing tenant in the Building, as requested by Landlord, then Tenant shall be relieved of its obligations hereunder with respect to the portion of the demised premises so assigned or sublet, but only to the extent that Tenant's obligations hereunder are specifically assumed by the assignee or sublessee, and except for those obligations which arose prior to such assignment/sublease transaction or which specifically survive any termination or expiration of this Lease.

               (j) The subletting or assignment shall not be at a lower aggregate rental than that being charged by Landlord at the time for similar space then available for rental in the Building;

               (k) The proposed assignment or sublease shall provide that it is subject to the Landlord's rights under Section 11.06 hereof. Tenant shall have complied with the provisions of said Section 11.06 and Landlord shall not have made any of the elections provided for therein; and

               (l) The total number of tenants and subtenants occupying the entire fifth floor shall not exceed three.

     11.06 (a) Should Tenant desire to assign this Lease or to sublet all or any portion of the demised premises (other than by an assignment or sublease permitted by Section 11.02 hereof), Tenant shall deliver to Landlord a term sheet, which term sheet shall specifically reference and address the matters set forth in Section 11.05, setting forth the proposed terms and conditions of such subletting or assignment, as applicable, and shall comply with the other provisions of this Article 11, and Landlord shall then have the right to elect by notice to Tenant given within 30 days after such delivery to (i) consent (which consent shall have been deemed granted by Landlord if Landlord shall not have disapproved of the transaction in writing, within 30 days of Landlord's actual receipt of within notice from Tenant advising Landlord of Tenant's intention to assign or sublet along with such other documents and information as is required under this Article 11), or (ii) refuse to consent to such assignment or sublease in accordance with the terms of this Lease. Notwithstanding the foregoing, if such sublet (or such sublet, together with any prior or contemporaneous sublets, in the aggregate) is for 50% or more of the demised premises and is for more than 75% of the remainder of the Term, or if Tenant has agreed to assign this Lease, Landlord may elect to, within 30 days after Landlord receives the term sheet described above, (x) with respect to a proposed assignment of this Lease, terminate this Lease as of the date which is 90 days after Landlord receives the term sheet as described above as if it were the Expiration Date set forth herein; or (y) with respect to a proposed subletting, terminate this Lease as to the portion of the demised premises affected by such subletting as of the date which is 90 days after Landlord receives the term sheer as described above, in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord.

               (b) Tenant shall, as soon as any permitted assignment or sublease is consummated, deliver to Landlord copies of the executed assignment or sublease document.

               (c) Intentionally omitted.

               (d) If pursuant to the exercise of any of Landlord's options under this Section 11.06, this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent and the additional rent due under this Lease shall be adjusted in proportion to the portion of the demised premises affected by such termination as reasonably determined by Landlord.

               (e) If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                    (i) in the case of an assignment, an amount equal to 50% of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures (other than trade fixtures) and leasehold improvements, sums paid for the sale of Tenant's trade fixtures, equipment, furniture, furnishings or other personal property in excess of the then depreciated value of same as carried on the books of

               Tenant), less direct and actual costs incurred by Tenant in connection with such assignment, such as real estate commissions, legal fees and alterations made at Tenant's expense pursuant to an assignment agreement, but not including any alterations which would be required to return the space to Building Standard, and not including the unamortized cost of any of Tenant's fixtures, leasehold improvements, equipment, fixtures, furnishings or other items, except as set forth above, and

                    (ii) in the case of a sublease, 50% of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures (other than trade fixtures) and lease-hold improvements, sums paid for the sale or rental of Tenant's trade fixtures, equipment, furniture or furnishings or other personal property in excess of the then depreciated value of same as carried on the books of Tenant, less direct and actual costs incurred by Tenant in connection with such sublease, such as real estate commissions, legal fees, and alterations made at Tenant's expense pursuant to a sublease agreement, but not including any alterations which would be required to return the space to Building Standard, and not including the unamortized cost of any of Tenant's fixtures, leasehold improvements, equipment fixtures, furnishings or other items, except as set forth above.

The sums payable under this Section 11.06(e) shall be paid to Landlord, within fifteen (15) days after payment by the assignee or subtenant to Tenant. Nothing contained in this Section shall restrict Tenant from selling any personal property of Tenant to any person or entity, not an assignee or subtenant, as described above, or retaining all of the proceeds of any such sale.

               (f) If Landlord exercises any of its options under this Section 11.06, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be.

               (g) If Landlord exercises any of its options under this Section
11.06 to terminate this Lease, whether as to the whole or any part of the demised premises, Tenant shall be relieved of its obligations hereunder with respect to said whole or portion of the demised premises, as the case may be, except for those obligations which arise prior to such termination or which specifically survive any termination or the expiration of this Lease.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

     12.01. Annexed hereto as Exhibit C is a true and complete copy of the Certificate of Occupancy for the Building.


                                   ARTICLE 13

                          ADJACENT EXCAVATION - SHORING

     13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be reasonably necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 14

                                  CONDEMNATION

     14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent and additional rent due under this Lease shall be abated proportionately according to the reduction in the rentable area of the demised premises resulting from such condemnation or taking. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises shall be affected) may, at Landlord's option, if such taking is for more than 50% of the Building, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within 30 days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under
Article 3 shall be abated to the extent hereinbefore provided in this Article 14.

     14.02. In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

     14.03. In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord (subject to the preceding sentence), any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and agrees that it shall not be entitled to receive any part of such award.

     14.04. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises. Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restorations within 15 months after the date of such taking, or within such period after such date (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

     14.05. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

     14.06. Tenant shall have the right to seek an award for its own personal property loss and relocation costs.


                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

     15.01. (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to, or to the extent reasonably practicable, concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, but only upon reasonable prior notice to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises (a) for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building, and (b) for the purpose of inspecting them or exhibiting them to existing or prospective purchasers, mortgagees or lessees of all or part of the Building or the Premises or to prospective assignees, agents or designees of any such parties. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform any work on an overtime or premium pay basis.

               (b) Notwithstanding anything to the contrary contained in the preceding paragraph, it is specifically agreed that Landlord reserves the absolute right for itself and its agents, employees or designees to enter upon the demised premises at such times, and with such frequency, as Landlord shall determine in its sole and absolute discretion, without notice in the case of an emergency and upon such notice as may be practicable under the circumstances in non-emergency situations, for the purposes of installing, inspecting, adjusting, maintaining, repairing or replacing all or any portion of the Building's structural, electrical, plumbing, elevators and mechanical and HVAC systems as are or are to be located in the demised premises and, in connection therewith, to take all material into and upon the demised premises as Landlord deems necessary in its sole and reasonable discretion to accomplish the foregoing purposes. The rights herein reserved by Landlord shall include, without limitation and without the exercise of such rights by Landlord or its agents, employees or designee as herein permitted constituting an actual or constructive eviction, or giving rise to any liability whatsoever on the part of Landlord, or any claim by Tenant for damages or abatement of rents, the following:

               (i) Access through the demised premises to stairways and elevators at any time for any purpose set forth in or contemplated by this Lease;

               (ii) Access to all conduits, pipes, wires, ducts and valves located in or accessible through, the demised premises, including, without limitation, all water valves relating to the Building's plumbing, mechanical and HVAC systems.

Without limiting the rights of Landlord as expressly reserved above, Landlord shall:

               (x) Unless otherwise required by emergency or any other cause beyond the reasonable control of Landlord, use reasonable efforts as are practical under the circumstances to be accompanied by an employee of Tenant in such access to the demised premises, and to exercise its rights hereunder in such a manner as to minimize the disturbance to Tenant, but nothing contained herein shall be deemed to require Landlord to perform work on an overtime or premium pay basis; and

               (y) Repair any damage done to any portion of the demised premises which is damaged or destroyed as a result of Landlord's exercise of the rights reserved in this paragraph 15.01.

     15.02. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

     15.03. Intentionally Omitted.

     15.04. Landlord may, during the eighteen (18) months prior to expiration of the Term exhibit the demised premises to prospective tenants, upon reasonable prior notice to Tenant (but Tenant may not require more than 24 hours advance notice), and otherwise subject to this Article 15.

     15.05. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forcibly enter the same (upon such notice, if any, as may be practicable under the circumstances) without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

     16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or if a petition shall be filed by or against Tenant under any provisions of the United States Bankruptcy Code or under the provisions of any other bankruptcy or insolvency law or any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, give Tenant a notice of intention to end the Term of this Lease at the expiration of 5 days from the date of service of such notice of intention, and upon the expiration of said 5 day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

     16.02. This Lease and the Term and estate hereby granted are subject to further limitation as follows:

               (a) whenever Tenant shall fail to pay any installment of fixed annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for 5 days after Landlord shall have given Tenant a notice specifying such default, or

               (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 15 days after Landlord shall have given Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of 15 days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of the Over Lease or any superior lease or foreclosure of any superior mortgage, if Tenant shall not (i) within said 15 day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said 15 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same, and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

               (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11, or

               (d) whenever the demised premises shall be abandoned (unless as a result of such a casualty), or

               (e) whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder:

in any of said cases set forth in the foregoing Subsections (a), (b), (c), (d), or (e), Landlord may give to Tenant a notice of intention to end the Term at the expiration of 3 days from the date of the service of such notice of intention, and upon the expiration of said 3 days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

     16.03. Notwithstanding the cure periods provided for in Section 16.02(b), such cure periods shall be reduced to such number of days as is necessary so as to avoid placing Landlord in default under the provisions of any currently existing Superior Instrument.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

     17.01. If Tenant shall fail to pay any installment of fixed annual rent, or of any additional rent or any other charge payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for 5 days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom. The word re-enter, as herein used, is not restricted to its technical legal meaning.

     17.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this
Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys and to draw upon all letters of credit, if any, paid or given by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

     17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                     DAMAGES

     18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of Article 17, or in the event of the termination of this Lease or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages (i) the amount required to restore the demised premises to Building Standard; plus (ii) all additional rent accrued but unpaid to such date; plus
(iii) the unamortized portion of (x) any real estate brokerage commission paid by Landlord in connection with this Lease and (y) Tenant's reimbursement for Tenant's Extra Work, as set forth in Section 2.02 (each of (x) and (y) to be amortized on a straight line basis over the Term); plus (iv) the unamortized portion of any rent abatement granted by Landlord to Tenant amortized over the term; plus (v) at the election of Landlord, either:

                            (a) a sum which at the time of such termination of
this Lease or at the time of any such re-entry by Landlord, as the case may be, is the excess, if any, of

               (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Real Estate Taxes shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

               (2) the aggregate rental value of the demised premises for the same period, or

                            (b) sums equal to the fixed annual rent and the
additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants (including tenant work letters), brokers' commissions, legal fees, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, nor shall Tenant be entitled in any suit for collection of damages pursuant to this subsection to a credit in respect of any net rents from re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

     18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     19.01 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and
(b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor. The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

     20.01 Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant shall be entitled to the quiet enjoyment of the demised premises and Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to the obligations of this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

     21.01. Landlord shall:

               (a) Provide one passenger elevator 24 hours per day, seven (7) days per week, three passenger elevators from 8:00 a.m. to 6:00 p.m. on Business Days, and use of one freight elevator. The freight elevator is a manual elevator (although it may be changed by Landlord in the future to automatic), which Landlord's superintendent will operate, upon request, on Business Days from 9:00 a.m. to Noon and 1:00 p.m. to 4:30 p.m., as reasonably requested by Tenant when shipments for Tenant arrive from the outside. Landlord's current charge for freight outside of the foregoing hours ("Overtime Use") is $65.00 per hour, with a 4 hour per day minimum. Request for such Overtime Use must be made at least one day in advance.

               (b) Furnish reasonable water for lavatory, kitchen and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise reasonably measured, including sewer rents.

               (c) Furnish reasonable heat to the demised premises from 8 A.M. to 6 P.M. on Business Days. Tenant shall give Landlord prior written notice of need for Overtime Heat. Overtime Heat shall mean before 8 A.M. and after 6 P.M. on Business Days, and all use on days which are not Business Days. Landlord's current charge (which may be increased from time to time to reflect actual increases in cost and/or increases in the consumers price index), for Overtime Heat is $80 per hour, with a 4 hour minimum per day. Request for such use must be made at least one day in advance.

               (d) Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning system (including the cooling towers) serving the demised premises, which system Landlord represents contains at least 110 tons (60 tons in the south side unit and 50 tons in the north side unit). All such electric energy shall be furnished to Tenant at Tenant's cost and expense. To the extent such electric energy is not directly metered (such as the cooling towers), so as to measure Tenant's individual consumption, Tenant shall pay to Landlord, as additional rent, within ten days of the furnishing of a bill therefor, Tenant's pro rata portion, determined on a square footage basis, and/or hours of use basis, of the actual cost of electric energy for the cooling towers. Provided Tenant pays for the electrical cost as set forth in the preceding sentence, Landlord will provide to Tenant, chilled water from the cooling towers. Tenant shall give Landlord prior written notice of overtime chilled water use. Overtime Use shall mean before 8 A.M. and after 6 P.M. on Business Days, and all use on days which are not Business Days. Landlord's current charge (which may be increased from time to time to reflect actual increases in cost and/or increases in the consumers price index), for overtime chilled water is $135.00 per hour per floor, with a 4 hour minimum per day. Request for such use must be made at least one day in advance.

     21.02. Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant reasonably in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor.

     21.03. Tenant shall arrange for the cleaning of the demised premises and the removal of its own refuse and rubbish.

     21.04. Landlord shall provide one person in the lobby, 24 hours per day, seven days per week, for security purposes who shall provide such security services as are generally provided in similar office buildings (i.e., sign-in book).

     21.05. Tenant shall be entitled, without charge by Landlord, to have 50% of the listings in the current directory located in the lobby, but not less than the percentage of Tenant's Tax Share.

     21.06. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

     21.07 Tenant shall have 24-hours 7-days a week access to the demised premises.


                                   ARTICLE 22

                                   DEFINITIONS

     22.0. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, at any time, of the Building (or the owner of a lease of the Building or of the Premises and Building), so that in the event of any transfer of title to said Premises and Building or said lease, or in the event of a lease of the Building, or of the Premises and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Premises and Building or said lease, or the said lessee of the Building or of the Premises and Building, that the transferee or the lessee, as applicable, has assumed and agreed in writing to carry out any and all such covenants, obligations and liabilities of Landlord hereunder, and further provided that the Security, if any, has been transferred to such transferee.

     22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed as legal holidays and defined as Public Holidays in the Official Directory of the City of New York as well as all other days recognized as holidays under applicable union contracts.

     22.03. The term "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the "base rate" of Citibank, N.A., as publicly announced from time to time or if Citibank, N.A. shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of $100,000,000 or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

     22.04. The term "Legal Requirements" shall mean laws, statutes and ordinances including building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Premises or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

     23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

     24.01. Tenant and Landlord covenant, represent and warrant to the other that each has had no dealings or negotiations with any broker or agent other than Insignia/ESG, in connection with the consummation of this Lease, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the broker set forth in this Section 24.01, with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with the party from whom such indemnity is sought. Landlord agrees to pay to the broker specified in this Section 24.01 such compensation, commissions or charges to which it is entitled pursuant to the separate agreement between said broker and Landlord.

                                   ARTICLE 25

                                  SUBORDINATION

     25.01. This Lease is and shall be subject and subordinate to all ground or underlying leases, including the Over Lease which may now or hereafter affect the Premises or the Building and to all mortgages which may now or hereafter affect such leases, the Premises or the Building, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"). The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may request to evidence such subordination.

     25.02. In the event of a termination of any ground or underlying lease, including the Over Lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease may be requested to, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, and if so requested shall, either (i) attorn to it and perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall enure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, reasonably satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

     25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of Landlord under this Lease, be

               (a) liable for any act, omission or default of any prior landlord; or

               (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

               (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

               (d) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval.

     25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the fixed annual rent or additional rents payable by Tenant (ii) reduce the Term hereof, (iii) extend the Term hereof except as otherwise provided in Section 2.06, or (iv) otherwise increase Tenant's obligations or reduce Tenant's rights under this Lease except in an immaterial manner.

     25.05. Upon execution of this Lease, Landlord shall request and use its reasonable commercial efforts to obtain prior to the date which is thirty (30) days after the date hereof, for the benefit of Tenant, a "non-disturbance agreement" in the form then utilized by the holder of the Superior Instrument (and Landlord shall seek to obtain any changes to such form as Tenant shall reasonable request, but Landlord does not assure that any such changes shall be obtained), provided, however, that the failure of Landlord to obtain such non-disturbance agreement shall not be a default by Landlord nor shall such failure affect this Lease.

                                   ARTICLE 26

                              CERTIFICATE OF TENANT

     26.01. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument (an "Estoppel Certificate") in such form as may reasonably be required by Landlord or the holder of any Superior Instrument.

         26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Ten-ant the right to terminate this Lease, Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder's last address to Tenant, and until a reasonable period, for remedying such act or omission shall have elapsed following the giving of such notices, during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant further agrees not to exercise any such right if the holder of any such Superior Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.

     26.03. Tenant shall, without charge, at any time and from time to time deliver to Landlord within ten (10) days alter request therefor (a) copies of the most current available financial statements of Tenant and of any guarantor of Tenant's obligations under the Lease certified by an independent certified public accountant and (b) such further detailed financial information with respect to Tenant and any such guarantors as Landlord or the holder of any Superior Instrument may reasonably request. Landlord and the holder of any Superior Instrument shall hold such financial information in confidence and shall not disclose same except as may be legally required.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL

     27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant arising out of this Lease, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damages), and any statutory emergency or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding. Tenant shall reimburse Landlord upon demand for all costs and expenses (including attorney's fees and disbursements and court costs) incurred by Landlord in connection with enforcing Tenant's obligations hereunder or in protecting Landlord's rights hereunder whether incurred in connection with an action or proceeding commenced by Landlord, by Tenant, or by a third party which third party claim relates to any action or inaction by Tenant. All such amounts shall be deemed to be additional rent and shall be collectible in the same manner as provided in Section 1.02 hereof.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

     28.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and in the condition required by this Lease (including restoration of the demised premises to Building Standard, as required by the provisions of Section
6.04 of this Lease), ordinary wear and tear and damage by fire, the elements or other casualty excepted, other than such damage caused by Tenant, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

     28.02. If Tenant shall, without the written consent of Landlord, hold over the expiration of the Term such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to (a) pay to Landlord, each month, the greater of the fair market rental value for the demised premises or one hundred twenty
(120) percent of the fixed annual rent and all additional rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified except those pertaining to the Term. Nothing contained in this Section 28.02 shall be deemed in limitation of Landlord's rights and remedies against Tenant for Tenant's failure to have surrendered the demised premises on or prior to the expiration of the Term.

                                   ARTICLE 29

                              RULES AND REGULATIONS

     29.01. Tenant and Tenant's servants, employees, agents, licensees, invitees, visitors and patrons shall observe faithfully and comply strictly with such Rules and Regulations as Landlord or Landlord's agents may from time to time reasonably adopt, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

          Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not discriminate against Tenant in connection with the enforcement of such Rules and Regulations.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

     30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   ARTICLE 31

                                     NOTICES

     31.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be sent by United States mail postage prepaid as registered or certified mail, return receipt requested. Any Notice shall be addressed to Landlord at its address set forth on page 1 of this Lease with a copy to David S. Lester, Esq., 1129 Northern Boulevard, Manhasset, New York 11030 and any notice to Tenant shall be sent to Tenant at 130 West Union Street, Pasadena, California, 91103 Attn: Mr. Brad Ramberg. After Tenant shall occupy the demised premises, the address of Tenant for Notices shall be the Building, attention Mr. Howard Morgan, with a copy to the above address of Tenant. By giving the other party at least ten days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

     31.02 Any Notice shall be deemed given as of the date of delivery as indicated on the return receipt; and in the case of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the postal department.

     31.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.

                                   ARTICLE 32

                                    NO WAIVER

     32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or, as to Landlord, any of the Rules and Regulations set forth herein or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided and Tenant may deliver such check without prejudice to Tenant's right to pursue any other remedy.

     32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

     33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

     34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                   ARTICLE 35

                               NO REPRESENTATIONS

     35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                SECURITY DEPOSIT

     36.01. Tenant shall deposit with Landlord upon execution hereof any of, or a combination of, (i) cash; (ii) an irrevocable and unconditional sight draft letter of credit which shall provide that it may be drawn upon the unilateral action of Landlord, in form and substance and issued by a banking institution acceptable to Landlord; or (iii) negotiable securities listed on any of the NYSE, AMEX or Nasdaq National Market, aggregating an initial amount equal to $3,500,000, (which negotiable securities must be immediately convertible to cash as a result of the unilateral action of Landlord, and which cash must be immediately available to Landlord), as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease (the "Security"). Any letter of credit shall be renewed annually by Tenant not less than 30 days prior to its expiration. The Security shall at all times be equal to the following amount:

              LEASE YEARS           AMOUNT
              -----------           ------
                  1-3              $3,500,000
                  4                 2,800,000
                  5                 2,100,000
                  6                 1,400,000
                  7                   700,000
                  8 through 10        350,000
                  11 and thereafter         0

In the event Tenant fails to timely renew any letter of credit, notwithstanding any other provision contained in this Lease to the contrary, Landlord may immediately draw upon the existing letter of credit without notice to Tenant. Should Tenant default in respect of any of the terms, provisions and conditions of this Lease beyond any applicable cure period, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security (including selling any securities) to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is so in default or for any sum which Landlord may expend or may be required to expend by reason of such Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, or any costs or expenses incurred in connection with restoring the demised premises to Building Standard as set forth in Section 6.04 of this Lease. Any income or other taxes imposed on the sale of such securities shall be the exclusive liability and responsibility of Tenant, and Tenant hereby indemnifies and holds Landlord harmless from and against any such taxes and any interest or penalties thereon. In the event of a sale of the demised premises and Building, Landlord shall transfer the Security to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new landlord.

     36.02 If Landlord shall use, apply or retain the whole or any part of the Security, or should the market value of the securities comprising the Security fall so that the Security on hand shall be less than 95% of the required Security, as set forth in Section 36.01, Tenant shall, upon demand, immediately increase the Security held by Landlord to the amount then required hereunder.

     36.03 Landlord shall pay the bank fee for any letter of credit obtained by Tenant as part or all of the Security.

     36.04 Landlord shall execute such documents and take such other reasonable actions, without any out of pocket expense to Landlord, as shall be necessary to enable Tenant to reduce the Security as set forth in Section 36.01.

                                   ARTICLE 37

                                   ARBITRATION

     37.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                   ARTICLE 38

                                    INDEMNITY

     38.01. Tenant shall indemnify Landlord and save it harmless from and against any and all liability, damages, costs or expenses, including attorneys' fees, arising from any misconduct or negligence of Tenant, its sublessees or assignees, and the officers, contractors, licensees, agents, employees, guests, invitees, or visitors of Tenant or its sublessees or assignees, in or about the Building or arising from any breach or default under this Lease by Tenant or its sublessees or assignees, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, but involving Tenant or its sublessees or assignees, or the officers, contractors, licensees, agents, employees, guests, invitees or visitors of Tenant or its sublessees or assignees, occurring in or about the Building or the Premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or intentional misconduct of Landlord, or its officers, contractors, licensees, agents, employees or invitees.

                                   ARTICLE 39

                               MEMORANDUM OF LEASE

     39.01. Tenant shall, at the request of Landlord, execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                                   ARTICLE 40

                                      SIGNS

     40.01. Tenant shall not erect or install any signs in the Building or on the Premises, unless such signs have been approved in writing by Landlord, such approval not to be unreasonably withheld or delayed. It is understood and agreed that Landlord will not approve any sign if, in Landlord's sole judgment, such sign does not conform to the decor and character of the Building. Notwithstanding the foregoing, Tenant may install signs within the demised premises relating to Tenant's various business divisions and other business activities.

                                   ARTICLE 41

                                ADDITIONAL SPACE

     41.01. Tenant hereby leases from Landlord a portion of the basement of the Building (as shown on Exhibit D annexed hereto) ("Additional Space"), commencing February 1, 2002. Effective February 1, 2002, the Additional Space shall be delivered to Tenant vacant, broom clean, free of rights of tenants and occupants, and with the work set forth on Exhibit B, paragraph 2, substantially completed, the Lease of the Additional Space shall be included in this Lease, the Additional Space shall be included within the defined term "demised premises" and the Additional Space shall be governed by and subject to all of the terms and conditions of this Lease, and further, effective February 1, 2002, the fixed annual rent, as previously escalated by Section 1.01B, shall be increased by $1,100,000, which $1,100,000 shall be also subject, from and after the date of this Lease, to escalation pursuant to Section 1.01B. Landlord shall provide Tenant with $440,000 in connection with Tenant's work in the basement space, to be paid in accordance with the provisions of Section 6.09. There shall be no increase in Tenant's Tax Share as a result of Tenant leasing the Additional Space.

     41.02. Provided that Young & Rubicam Inc. ("YR"), the current tenant on the fourth floor, has not exercised its right to renew its lease for the fourth floor by YR giving notice thereof to Landlord on or before June 1, 2002 (or YR has otherwise formally lost or waived in writing such right), and provided Tenant is then a tenant in the Building and is not in default under this Lease beyond any grace period, Tenant shall have one option (the "Fourth Floor Space Option") to lease from Landlord, effective June 1, 2003 (the "Fourth Floor Effective Date"), all of the fourth floor of the Building, as shown on Exhibit E annexed hereto ("Fourth Floor Space"). The Fourth Floor Space Option shall be exercised by Tenant giving Landlord notice ("Fourth Floor Notice") of its exercise of the Fourth Floor Space Option, on or before 30 days, time of the essence, after Landlord has given Tenant notice that YR has not exercised YR's renewal option or that YR has formally lost or waived in writing such right). Upon the giving of the Fourth Floor Notice and the occurrence of the Fourth Floor Effective Date, the lease of the Fourth Floor Space shall be included in this Lease, the Fourth Floor Space shall be included within the defined term "demised premises", the Fourth Floor Space shall be governed by and subject to all of the terms and conditions of this Lease, and further, effective June 1, 2003:

               (a) the fixed annual rent, as escalated by Section 1.01B, shall be increased by 100%;

               (b)  Tenant's Tax Share shall be increased to 33.66%; and

               (c) with respect to any other charge or expense for which Tenant is responsible for its proportionate or pro rata share, such share shall be increased to 33.66%.

     41.03. If Tenant shall not timely exercise the Fourth Floor Space Option, Tenant's rights under Section 41.02 shall terminate.

     41.04 Provided that YR has not exercised its right to renew its Lease for the basement space as shown on Exhibit F hereto, by giving notice thereof to Landlord on or before June 1, 2002 (or YR has otherwise formally lost or waived in writing such right), and provided Tenant is then a tenant in the Building and is not in default under this Lease beyond any grace period, Tenant shall have one option (the "Additional Basement Option") to lease from landlord, effective June 1, 2003 (the "Additional Basement Effective Date"), the basement space, as shown on Exhibit F annexed hereto ("Additional Basement Space"). The Additional Basement Option shall be exercised by Tenant giving Landlord notice ("Additional Basement Notice") of its exercise of the Additional Basement Option, on or before 30 days, time of the essence, after Landlord has given Tenant notice that YR has not exercised YR's renewal option or YR has otherwise formally lost or waived in writing such right. Upon the giving of the Additional Basement Notice and the occurrence of the Additional Basement Effective Date, the lease of the Additional Basement Space shall be included in this Lease, the Additional Basement Space shall be included within the defined term "demised premises", the Additional Basement Space shall be governed by and subject to all of the terms and conditions of this Lease, and further, effective June 1, 2003, the fixed annual rent, as escalated by Section 1.01B, shall be increased by $72,690;

     41.05 If Tenant shall not timely exercise the Additional Basement Option, Tenant's rights under Section 41.04 shall terminate.

     41.06 The commencement date of the renting of each of the additional spaces referred to in this Article 41 shall only occur upon Landlord delivering the applicable space to Tenant, vacant, broom clean and free of tenancies, and upon substantial completion of any work required to be performed by Landlord as set forth on Exhibit B hereto.

                                   ARTICLE 42

                                 RENEWAL OPTION

     42.01. If Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have an option (the "Option") to extend the term of the Lease for two (2) additional terms of five (5) years each (each, a "Renewal Term") commencing on the first day next succeeding the Expiration Date upon the same terms, conditions and provisions as are provided for in this Lease other than the provisions of this Article 42, except that the fixed annual rent payable for the Renewal Term shall be the greater of (i) the fixed annual rent payable thereunder immediately prior to the Expiration Date or (ii) the fair market rent for the demised premises as of such Expiration Date determined in the manner hereinafter provided. Tenant may not exercise the second renewal option referred to above unless the first renewal option has been exercised.

     42.02. The Option shall be exercised by Tenant giving written notice to Landlord of Tenant's exercise of said Option by certified mail, return receipt requested, not less than eighteen (18) months prior to the expiration of the Term then in effect (the "Exercise Notice"). Upon Tenant's giving of the Exercise Notice, the term of this Lease shall be extended automatically upon the terms and conditions herein specified, including, without limitation, the same Base Tax set forth in Article 3 hereof, without the execution of an extension agreement or other instrument. If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set forth above, the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

     42.03. After Landlord receives the Exercise Notice, and if in Landlord's opinion an increase in the fixed annual rent for the Renewal Term is warranted because the fair market rent for the demised premises has increased, Landlord shall within 90 days after Landlord receives the Exercise Notice, send Tenant a notice (the "Revised Rent Notice") stating the amount which, in Landlord's opinion, shall constitute the fair market rent for the demised premises as of the Expiration Date. The increased fixed annual rent set forth in the Revised Rent Notice shall be effective as of the first day of the Renewal Term.

     42.04. (a) If Landlord gives a Revised Rent Notice, then at any time within 30 days after the giving of such Revised Rent Notice, Tenant may dispute the fair market rent for the demised premises as determined by Landlord by giving notice to Landlord that it is initiating the appraisal process provided for herein and specifying in such Notice the name and address of the arbitrator designated by Tenant to act on its behalf. Within 15 days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of Landlord's arbitrator. The two arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and if, within 20 days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with Paragraph (c) of this Section 42.04 they shall together appoint a third arbitrator. If said two arbitrators cannot agree upon the appointment of a third arbitrator within 10 days after the expiration of such 20 day period, or if either party shall not timely designate its initial arbitrator, then either party, on behalf of both, and on notice to the other may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within 10 days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator.

           (b) Each of the arbitrators selected as herein provided shall have at least fifteen years experience in the leasing or management of space in the Borough of Manhattan. Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (not including the attorney's fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.

           (c) The majority of the arbitrators shall determine the fair market rent of the demised premises as of the Expiration Date and render a decision and award as to their determination to both Landlord and Tenant within 20 days after the appointment of the third arbitrator. In no event however, may such fair market rent be determined by the arbitrators to be less than the fixed annual rent payable under this Lease immediately prior to the Expiration Date. In rendering such decision and award, the arbitrators shall assume or take into consideration as appropriate all of the following: (i) the Landlord and prospective tenant are typically motivated; (ii) the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (iii) a reasonable time under then-existing market conditions is allowed for exposure of the demised premises on the open market; (iv) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (v) the demised premises are fit for immediate occupancy and use "as is" and require no additional work by Landlord and that no work has been carried out thereon by the Tenant, its subtenant, or their predecessors in interest during the Term which has diminished the rental value of the demised premises; (vi) in the event the demised premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (vii) the demised premises are to be let with vacant possession and subject to the provisions of this Lease for a 15 year term; and (viii) market rents then being charged for comparable space in other similar office buildings in the same area. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease. The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

           (d) Prior to the determination of the arbitrators, Tenant shall pay as the fixed annual rent it is obligated to pay under this Lease the amount set forth in the Revised Rent Notice and in the event the arbitrators determine that the fixed annual rent payable pursuant to this Article 42 is greater than that set forth in the Revised Rent Notice, then Tenant shall promptly pay to Landlord the amount of its underpayment of fixed annual rent for the period commencing on the first day of the Renewal Term, or if the arbitrators determine that the fixed annual rent payable pursuant to this Article 42 is less than that set forth in the Revised Rent Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for the period commencing on the first day of the Renewal Term against subsequent payments of fixed annual rent due hereunder.

           (e) Nothing contained in this Article 42 shall be deemed in any way to alter or modify the provisions of Article 3 hereof.

           (f) In no event shall the fixed annual rent (as the same may have been increased from time to time in accordance with this Article 42) be reduced pursuant to this Article 42.

     42.05. Notwithstanding the foregoing provisions of this Article 42, if on the date that Tenant exercises the Option, or if on any subsequent date up to and including the date upon which the extension of the term commences, Tenant is in default, beyond any applicable notice and grace periods, in the payment of fixed annual rent, additional rent, or in the performance of any of the other terms, conditions or provisions of this Lease, Tenant's exercise of such Option and the extension of the Term covered by this Lease contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no other additional right to exercise such option, which shall be deemed waived by Tenant.

     42.06. If Tenant exercises the Option, then, at Landlord's request, Tenant agrees within ten (10) days after such request is made to execute, acknowledge and deliver to Landlord an instrument in form and substance satisfactory to Landlord, confirming (i) the fixed annual rent payable under this Lease pursuant to Article 42, unless Tenant is then, in good faith, disputing same in accordance with the provision of this Article 42, in which case Tenant agrees to execute, acknowledge and deliver a separate instrument satisfactory to Landlord confirming the fixed annual rent as finally determined, (ii) the expiration date of the Term, and (iii) the other modifications provided for in this Article 42, but no such instrument shall be required in order to make the provisions hereof effective.

     42.07 Notwithstanding the other provisions of this Article 42, if Tenant shall be the tenant of the fifth floor and the Additional Space, Tenant may elect in its Exercise Notice which of the floor(s) the Renewal Term shall apply to, provided, however, that Tenant may only lease full floors (no partial floors other than the Additional Space) and may not lease any of the basement if Tenant has not elected to lease at least one full floor other than the basement. If Tenant makes the election under this Section 42.07, the fixed annual rent and additional rent shall be determined only with respect to the premises which Tenant has elected the Renewal Term to apply to.

                                   ARTICLE 43

                                   THIRD FLOOR

     43.01. Provided Tenant is then a tenant in the Building and is not in default beyond any applicable notice and grace period, if Landlord shall have available for rental any space on the third floor of the Building, or if Landlord shall be aware that such space in the Building is becoming available to be put on the market, Landlord shall give notice (the "Notice") to Tenant, and Landlord and Tenant shall meet to discuss Tenant renting the third floor. Neither Landlord nor Tenant shall be obligated to enter into any Lease for such third floor. If Landlord and Tenant shall not agree on the terms and conditions of such third floor rental and enter into a Lease for such third floor within said 30 day period, time being of the essence, Tenant's rights under this Article 43 shall terminate. Tenant's right hereunder shall not apply to any renewal, extension or new lease with a tenant in the building relating to space then occupied by said tenant.

                                   ARTICLE 44

                                  MISCELLANEOUS

     44.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

     44.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     44.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     44.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     44.05. Time shall be of the essence with respect to the exercise of any Option on the part of Tenant to extend the term of this Lease.

     44.06. Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

     44.07. Subject to the provisions of Section 1.01, if the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the Term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the Term. This Section 44.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereinafter in force.

     44.08. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     44.09. All Exhibits referred to in this Lease are hereby incorporated in this Lease by reference.

     44.10. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

     44.11. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     44.12 This Lease supercedes all prior agreements, whether oral or written, between Landlord and Tenant, which prior agreements are null and void.

     44.13 Landlord represents to Tenant that, as of the date of this Lease, the Over Lease is in full force and effect and Landlord is the tenant thereunder, and that Landlord is not aware of any uncured default under said Over Lease and Landlord has not exercised any right to terminate the Over Lease. Landlord agrees that it will not amend the Over Lease if such amendment would materially and adversely effect Tenant's rights under this Lease, nor shall Landlord terminate the Over Lease. Landlord further agrees that it will use its reasonable efforts (without incurring any out of pocket cost), to encourage Mattel, Inc. ("Mattel"), the existing tenant on the Fifth Floor, to timely vacate from the demises premises. If Mattel shall not so vacate by July 1, 2000, or if Landlord's Work shall not be substantially completed by July 1, 2000, due to no fault of Tenant, Tenant may cancel this Lease by written notice to Landlord given before July 10, 2000, time of the essence. If such cancellation notice is not given before July 10, 2000, Tenant's right to cancel this Lease shall be null and void. If Tenant cancels this Lease pursuant to this Section 44.14, Landlord shall return the advance rent payment and the Security to Tenant.

     44.14 Within 90 days after Mattel, Inc. shall vacate from the entire Building, including from the basement, Landlord shall arrange to remove the floor tiles in which Mattel, Inc. has engraved its name, and replace such tiles with reasonably matching tiles. Tenant shall have the right, at Tenant's sole cost and expense, to have its name engraved in the new replacement tiles.

     44.15 This Lease may be executed in counterparts.

     44.16 Landlord agrees that it will use its reasonable efforts (without incurring any out of pocket cost), to encourage YR (as defined in Exhibit B), the existing tenant on the fourth floor and a portion of the basement, to timely vacate from the demises premises.






                                    INTENTIONALLY BLANK

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                             675 OWNERSHIP LLC, Landlord

                                                  By:  675 Managing Member Corp.


                                                  By:
                                                     ---------------------------
                                                          Israel Taub, President

                                             BILL GROSS' IDEALAB!, Tenant


                                             By:
                                                --------------------------

                                    EXHIBIT B

     1. Provided Tenant has advised Landlord in writing prior to January 18, 2000 as to the specific partitions and walls within the fifth floor which Tenant requires Landlord to demolish, Landlord shall, on or before the Commencement Date, perform such demolition and deliver the demised premises to Tenant in vacant and broom clean condition, with the Building's sprinkler, mechanical and hvac systems in good working order, except to the extent Tenant has made any changes thereto. If Tenant shall not so advise by January 18, 2000, TIME OF THE ESSENCE, Landlord shall be released of all demolition obligations set forth in the preceding sentence. In addition, on or before the Commencement Date, Landlord shall remove the stairs between the fifth and sixth floors and slab over the opening. Such slab shall meet fifth floor floor load and shall be reasonably smooth in finish. Additionally, Landlord shall deliver ACP-5 Certificates to Tenant prior to the Commencement Date.

     2. Provided Tenant has advised Landlord in writing prior to June 1, 2001 as to the specific partitions and walls within the Additional Space which Tenant requires Landlord to demolish, Landlord shall perform such demolition and deliver the Additional Space to Tenant in vacant and broom clean condition, on or before February 1, 2002. If Tenant shall not so advise by June 1, 2001, TIME OF THE ESSENCE, Landlord shall be released of all obligations as set forth on this Exhibit B as to the Additional Space. Landlord shall reasonably cooperate with Tenant with respect to plans and information concerning the installations existing in the Additional Space, but Landlord shall incur no out of pocket expense with respect thereto.

     3. Provided YR is obligated under its lease to perform such demolition, and provided Tenant has advised Landlord in writing in sufficient time to enable Landlord to require YR to do so, as to the specific partitions and walls within the Fourth Floor Space which Tenant requires Landlord to demolish, Landlord shall require YR to perform such demolition and Landlord shall deliver the Fourth Floor Space to Tenant in vacant and broom clean condition, on or before such date as is reasonably and mutually agreed to by Landlord and Tenant. Landlord will keep Tenant reasonable informed as to the status of YR's rights with respect to the Fourth Floor Space and the requirements of Landlord as to the timing of Tenant's furnishing of information with respect to the demolition to be performed in the Fourth Floor Space. If Tenant shall not so timely advise Landlord, TIME OF THE ESSENCE, Landlord shall be released of all obligations as set forth on this Exhibit B as to the Fourth Floor Space. Landlord shall reasonably cooperate with Tenant with respect to plans and information concerning the installations existing in the Fourth Floor Space, but Landlord shall incur no out of pocket expense with respect thereto.